Exhibit 10.31
Time Warner Inc.
Notice of Grant of Restricted Stock Units to Non-Employee Director
          TIME WARNER INC. (the “Company”), pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), hereby grants (the “Award”) to the undersigned Participant the following restricted stock units (the “RSUs”), subject to the terms and conditions of this Notice, the Restricted Stock Units Agreement, Directors Version 1, and the Plan. Each RSU represents the unfunded, unsecured right of the Participant to receive a Share on the date(s) specified herein. The Plan and the Restricted Stock Units Agreement, both of which are incorporated into and made a part of this Notice, can be accessed and printed through the HR Website (http://infocenter.twi.com).
1.	Name: ID:

2.	Grant Information for this Award: Restricted Stock Unit Grant Number: Date of Grant: Total Number of Restricted Stock Units Granted:

3.	The vesting dates shall be:

The Vesting Dates shall be in each of the four years following the Date of Grant on the first day of the month in which the Date of Grant occurred. An installment equal to 25% of the number of the Total Number of Restricted Stock Units Granted will vest on each Vesting Date; provided that if the Total Number of Restricted Stock Units Granted is not divisible evenly by four, then the installments shall have as equal a number as possible, with up to one more share in each of the fourth, third and second installments to vest, in that order, as may be required. For example, if there are 250 Restricted Stock Units granted, 62 Restricted Stock Units will vest on each of the first and second Vesting Dates and 63 Restricted Stock Units will vest on each of the third and fourth Vesting Dates.

The Restricted Stock Units will vest earlier than the Vesting Dates in connection with certain terminations of service as a director of the Company, as provided in the Restricted Stock Units Agreement and Plan; and the Restricted Stock Units will be canceled and forfeited upon certain terminations of service as a director of the Company, as provided in the Restricted Stock Units Agreement and Plan.